EXHIBIT-4                  SPECIMEN STOCK CERTIFICATE
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                               EYE DYNAMICS, INC.

               Incorporated Under the Laws of the State of Nevada
                50,000,000 Shares Common Stock Authorized, $.001


NUMBER                                                             SHARES


                                                           CUSIP NO. 30229D 103

THIS CERTIFIES THAT


IS THE OWNER OF

            Fully Paid and Non-assessable Shares of Common Stock of
                               EYE DYNAMICS, INC.

  transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent.
         WITNESS the facsimile seal of the Corporation and the facsimile signature of its duly authorized officers.


DATED


         /s/ R. Waldorf                                 /s/ Charles E. Phillips
                  Secretary                                     President


COUNTERSIGNED
PACIFIC STOCK TRANSFER COMPANY
P.O. Box 93385
Las Vegas, NV 89193

BY:
    -------------------------
         Authorized Signature